CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts" and to the use of our report dated March 14, 1997 with respect to Aid Association for Lutherans, and to the incorporation by reference of our report dated January 29, 1997, with respect to AAL Variable Annuity Account I in this Post-Effective Amendment No. 3 to Form N-4 Registration Statement under the Securities Act of 1933 (No. 33-82056) and this Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940
(No.811-8662) and related Prospectus of AAL Variable Annuity Account I dated May 1, 1997.

                                                               ERNST & YOUNG LLP


Milwaukee, Wisconsin
April 17, 1997